UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2016

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Radio Senior Credit Facility

On October 17, 2016, CBS Radio Inc. (“CBS Radio”), an indirect wholly owned subsidiary of CBS Corporation, entered into a five-year $250 million senior secured revolving credit facility due 2021 (the “Revolving Credit Facility”) and an $1.06 billion senior secured term loan credit facility due 2023 (the “Term Loan” and, together with the Revolving Credit Facility, the “Radio Senior Credit Facility”) pursuant to a credit agreement among CBS Radio, the guarantors named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent. The Radio Senior Credit Facility was entered into as part of CBS Corporation’s announced plans to separate its radio business. On October 17, 2016, CBS Radio borrowed the full amount of the Term Loan and there were no outstanding borrowings under the Revolving Credit Facility.

All obligations under the Radio Senior Credit Facility are unconditionally guaranteed by certain subsidiaries of CBS Radio (the “Guarantors”) and are secured, subject to certain exceptions, by substantially all of the assets of CBS Radio and the Guarantors. CBS Corporation does not guarantee or otherwise provide credit support for the Radio Senior Credit Facility.

The Term Loan bears interest at a per annum rate equal to 3.50% plus the greater of the London Interbank Offered Rate (“LIBOR”) and 1.00%. Loans under the Revolving Credit Facility are based on LIBOR plus a margin based on CBS Radio’s consolidated net secured leverage ratio, which is the ratio of (i) CBS Radio’s consolidated secured debt (less up to $150 million of unrestricted cash and cash equivalents) to (ii) CBS Radio’s consolidated EBITDA (as defined in CBS Radio Senior Credit Facility). Interest on the Term Loan and Revolving Credit Facility is payable at the end of each LIBOR period, but in no event less frequently than quarterly. A commitment fee will be paid based on the amount of unused commitments under the Revolving Credit Facility.

The Radio Senior Credit Facility contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Radio Senior Credit Facility could result in the termination of the commitments under the Revolving Credit Facility and the acceleration of all outstanding borrowings under the Radio Senior Credit Facility and could cause a cross-default that could result in the acceleration of other indebtedness, including the full principal amount of the Radio Senior Notes (defined below). The terms of the Revolving Credit Facility require CBS Radio to maintain a maximum consolidated net secured leverage ratio of 4.00 to 1.00, with a temporary step up to 4.50 to 1.00 in connection with certain permitted acquisitions.

Amounts outstanding under the Radio Senior Credit Facility may be prepaid at any time, subject, in the case of the Term Loan under certain circumstances, to a 1.00% prepayment premium.

Radio Senior Notes

Also on October 17, 2016, CBS Radio issued $400 million aggregate principal amount of 7.250% senior notes due 2024 (the “Radio Senior Notes”) pursuant to an indenture dated as of October 17, 2016 (the “Radio Indenture”) among CBS Radio, the Guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee. The Radio Senior Notes and the related guarantees were offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Radio Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors under the Radio Senior Credit Facility. CBS Corporation does not guarantee or otherwise provide credit support for the Radio Senior Notes.

CBS Radio may redeem some or all of the Radio Senior Notes at any time, or from time to time, on or after November 1, 2019, at a premium that decreases over time, plus accrued and unpaid interest to the date of redemption. Prior to such dates, the Borrower may redeem some or all of such notes subject to payment of a customary make-whole premium. In addition, prior to November 1, 2019, CBS Radio may redeem up to 35% of the aggregate principal amount of the Radio Senior Notes with the proceeds of certain equity offerings.

In the event of a change of control accompanied by a rating decline (each as defined in the Radio Indenture) with respect to the Radio Senior Notes, the holders of the Radio Senior Notes may require CBS Radio to repurchase all or a portion of their Radio Senior Notes at a purchase price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Radio Indenture contains certain customary affirmative and negative covenants and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Radio Indenture could result in the acceleration of the full principal amount of the Radio Senior Notes and could cause a cross-default that could result in the acceleration of other indebtedness, including all outstanding borrowings under the Radio Senior Credit Facility.

Radio Borrowings - General

As a result of the borrowings under the Term Loan and the issuance of the Radio Senior Notes described above (collectively, the “Radio Borrowings”), CBS Radio incurred indebtedness of $1.46 billion, from which it received net proceeds of approximately $1.44 billion after deducting bank fees, discounts and commissions incurred in connection therewith. CBS Radio distributed to a wholly owned subsidiary of CBS Corporation approximately $1.43 billion, which is an amount equal to the net proceeds of the Radio Borrowings less $10 million which will remain with CBS Radio to use for corporate purposes and ongoing cash needs.

Some of the financial institutions party to the Radio Senior Credit Facility and the Radio Indenture and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for CBS Corporation and its subsidiaries, including CBS Radio, for which such institutions have received, and/or will receive, customary fees and commissions.

The above description of the Radio Senior Credit Facility and the Radio Indenture does not purport to be complete and is qualified in each case in its entirety by reference to the text of such agreements, copies of which are filed herewith as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of October 17, 2016 among CBS Radio Inc., as issuer, the guarantors party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement dated as of October 17, 2016 among CBS Radio Inc., as borrower, the guarantors named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: Chief Operating Officer

Date: October 18, 2016

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of October 17, 2016 among CBS Radio Inc., as issuer, the guarantors party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

10.1	Credit Agreement dated as of October 17, 2016 among CBS Radio Inc., as borrower, the guarantors named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.